Glowpoint Reports Third Quarter 2017 Results

DENVER, CO, November 14, 2017 - Glowpoint, Inc. (NYSE American: GLOW), a leading provider of cloud-based video collaboration services and network solutions, reported financial results for the three and nine months ended September 30, 2017.

Financial Highlights

•
Revenue of $11.4 million, net income of $5.8 million and adjusted EBITDA of $1.0 million for the nine months ended September 30, 2017, or 9% of revenue. Adjusted EBITDA is a non-GAAP financial measure, see GAAP to non-GAAP reconciliation later in this release.

•	Generated cash flow from operations of $1.1 million for the nine months ended September 30, 2017.

•
Completed recapitalization of the Company’s debt obligations on July 31, 2017, which reduced debt and accrued interest obligations by $9.4 million and lowered outstanding shares of common stock by 0.4 million.

•	Cash of $1.4 million and working capital of $0.7 million as of September 30, 2017.

•
Stockholders’ equity of $10.0 million as of September 30, 2017. The Company expects to meet the continued listing standards of the NYSE American Company Guide relating to a minimum stockholders’ equity balance of $6.0 million following filing of the Company’s 2017 Form 10-K in March 2018 (as the Company must report two consecutive quarters of being in compliance with such standards).

Closed October 2017 Series B Convertible Preferred Stock Offering

On October 24, 2017, the Company closed a registered direct offering of 2,800 shares of Series B convertible preferred stock for total gross proceeds to the Company of $2,800,000. The shares of Series B convertible preferred stock were sold at a price equal to their stated value of $1,000 per share and are convertible into shares of the Company’s common stock at a conversion price of $0.28 per share (the “Series B Offering”).

•
The Company’s pro forma cash, working capital and stockholders’ equity as of September 30, 2017, when including the net proceeds of the Series B Offering, were $3.8 million, $3.0 million and $12.3 million, respectively.

“We are pleased to have significantly strengthened our balance sheet by completing both the recapitalization of our debt in July and then closing a preferred stock offering for gross proceeds of $2.8 million in October,” said Glowpoint CFO David Clark.

“The market for all forms of conferencing and collaboration is rapidly evolving. While demand for remote access to colleagues, clients and partners is clearly increasing, the means by which we do so is expanding and more diverse than ever,” said Glowpoint President and CEO Peter Holst. “With a strengthened balance sheet, the Company is now developing new services that extend its mastery of video conferencing into a broader support platform with the goal of accelerating end user adoption of UC1 applications. According to Wainhouse Research2, the 2016 UCaaS3 market was $6 billion, and is projected to grow to $14 billion in 2021 - a 5 year CAGR of 18%. There were 133 million UCaaS seats in 2016 - projected to grow to 343 million in 2021 but only an estimated 18% were actively used for UC. Given the growing market opportunity for end user adoption, the Company intends to release a subset of new services in the first half of 2018 to a select group of current and prospective customers who want to accelerate user transformation quickly and efficiently as they move to cloud services. We look forward to working with our customers and partners as they look to more effectively migrate and adopt next generation collaboration services.”

Glowpoint’s results from operations and financial condition are more fully discussed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 on file with the Securities and Exchange Commission. Investors are encouraged to carefully review this Form 10-Q for a complete analysis of our results from operations and financial condition.

About Glowpoint

1The Term “UC” refers to Unified Communications - UC provides the user with a software client that unifies a specific set of features, including a presence enabled directory, instant messaging (IM), audio (VoIP), IP video, the ability to share an application or desktop, and the ability to conference with 3 or more participants.
2Wainhouse Research - 2017 Unified Communications as a Service (UCaaS) Forecast” - Sept, 2017
3Unified Communications as a Service (UCaaS) is a sophisticated solution unifying communications tools on a single platform and accessible through the cloud.

Glowpoint, Inc. (NYSE MKT: GLOW) is a managed service provider of video collaboration and network applications. Our services are designed to provide a comprehensive suite of automated and concierge applications to simplify the user experience and expedite the adoption of video as the primary means of collaboration. Our customers include Fortune 1000 companies, along with small and medium enterprises in a variety of industries. To learn more please visit www.glowpoint.com.

Non-GAAP Financial Information

Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) before depreciation, amortization, taxes, stock-based compensation and stock-based expense, impairment charges, and interest and other income (expense), net. Adjusted EBITDA is not intended to replace operating income (loss), net income (loss), cash flow or other measures of financial performance reported in accordance with generally accepted accounting principles (GAAP). Rather, Adjusted EBITDA is an important measure used by management to assess the operating performance of the Company and is used in the calculation of financial covenants in the Company’s loan agreements. Adjusted EBITDA as defined here may not be comparable to similarly titled measures reported by other companies due to differences in accounting policies. A reconciliation of Adjusted EBITDA to net income (loss) is shown in the attached schedules.

Forward looking and cautionary statements

Forward-looking statements in this press release and all other statements that are not historical facts, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2016. We make no representation or warranty that the information contained herein is complete and accurate and we have no duty to correct or update any information contained herein.

INVESTOR CONTACT:
Investor Relations
Glowpoint, Inc.
+1 303-640-3840
investorrelations@glowpoint.com
www.glowpoint.com

GLOWPOINT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash	$1,439	$1,140
Accounts receivable, net	1,367	1,635
Prepaid expenses and other current assets	767	978
Total current assets	3,573	3,753
Property and equipment, net	1,339	2,203
Goodwill	7,750	9,225
Intangibles, net	658	1,309
Other assets	10	10
Total assets	$13,330	$16,500
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,298	$10,660
Accounts payable	202	75
Accrued expenses and other liabilities	846	1,165
Accrued dividends	56	47
Liability for common stock warrants	165	—
Accrued sales taxes and regulatory fees	310	395
Total current liabilities	2,877	12,342
Long term liabilities:
Deferred tax liability	—	230
Long term debt, net of current portion	490	—
Total long term liabilities	490	230
Total liabilities	3,367	12,572
Stockholders’ equity:
Preferred stock, Series A-2, convertible; $.0001 par value; $7,500 stated value; 7,500 shares authorized, 32 shares issued and outstanding and liquidation preference of $237 at September 30, 2017 and December 31, 2016	100	100
Common stock, $.0001 par value; 150,000,000 shares authorized; 36,782,000 issued and 36,130,000 outstanding at September 30, 2017 and 36,659,000 issued and 36,455,000 outstanding at December 31, 2016	4	4
Treasury stock, 652,000 and 204,000 shares at September 30, 2017 and December 31, 2016, respectively	(353)	(219)
Additional paid-in capital	180,656	180,333
Accumulated deficit	(170,444)	(176,290)
Total stockholders’ equity	9,963	3,928
Total liabilities and stockholders’ equity	$13,330	$16,500

GLOWPOINT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS and GAAP to Non-GAAP Reconciliation
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue	$3,481	$4,344	$11,417	$14,950
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	1,988	2,609	6,697	9,187
Research and development	296	229	875	817
Sales and marketing	69	70	369	576
General and administrative	970	1,664	2,843	4,009
Impairment charges	1,707	605	1,712	630
Depreciation and amortization	451	455	1,370	1,509
Total operating expenses	5,481	5,632	13,866	16,728
Loss from operations	(2,000)	(1,288)	(2,449)	(1,778)
Interest expense and other, net	(197)	(362)	(916)	(1,081)
Gain on extinguishment of debt	9,045	—	9,045	—
Amortization of debt discount	(28)	(18)	(64)	(54)
Interest and other income (expense), net	8,820	(380)	8,065	(1,135)
Income (loss) before income taxes	6,820	(1,668)	5,616	(2,913)
Income tax benefit (expense)	284	(37)	230	(108)
Net income (loss)	7,104	(1,705)	5,846	(3,021)
Preferred stock dividends	3	3	9	9
Net income (loss) attributable to common stockholders	$7,101	$(1,708)	$5,837	$(3,030)

Net income (loss) attributable to common stockholders per share:
Basic net income (loss) per share	$0.19	$(0.05)	$0.16	$(0.09)
Diluted net income (loss) per share	$0.19	$(0.05)	$0.15	$(0.09)

GAAP to Non-GAAP Reconciliation:
Net income (loss)	$7,104	$(1,705)	$5,846	$(3,021)
Depreciation and amortization	451	455	1,370	1,509
Interest and other (income) expense, net	(8,820)	380	(8,065)	1,135
Income tax (benefit) expense	(284)	37	(230)	108
EBITDA *	(1,549)	(833)	(1,079)	(269)
Stock-based compensation	96	221	377	748
Stock-based expense	—	168	—	168
Impairment charges	1,707	605	1,712	630
Adjusted EBITDA	$254	$161	$1,010	$1,277
* Represents a loss

GLOWPOINT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income (loss)	$5,846	$(3,021)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,370	1,509
Bad debt expense (recovery)	(8)	6
Amortization of debt discount	64	54
Non-cash interest expense	213	—
Stock-based compensation expense	377	748
Gain on debt extinguishment	(9,045)	—
Accrued non-cash stock-based expense	—	168
Impairment charges	1,712	630
Deferred tax provision (benefit)	(230)	111
Changes in assets and liabilities:
Accounts receivable	276	953
Prepaid expenses and other current assets	211	(342)
Other assets	—	1
Accounts payable	126	(271)
Accrued expenses and other liabilities	246	(281)
Accrued sales taxes and regulatory fees	(85)	—
Net cash provided by operating activities	1,073	265
Cash flows from investing activities:
Purchases of property and equipment	(93)	(273)
Net cash used in investing activities	(93)	(273)
Cash flows from financing activities:
Principal payments under borrowing arrangements	(341)	(400)
Proceeds from new loan agreements, net of expenses of $170	2,030	—
Payment of equity issuance costs	(45)	—
Purchase of treasury stock	(2,325)	(13)
Net cash used in financing activities	(681)	(413)
Increase (decrease) in cash and cash equivalents	299	(421)
Cash at beginning of period	1,140	1,764
Cash at end of period	$1,439	$1,343

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$777	$841

Non-cash investing and financing activities:
Accrued preferred stock dividends	$9	$9
Retired debt and accrued interest obligations in exchange for treasury stock	$2,191	$—
Recognition of prepaid equity issuance costs as additional paid-in capital	$—	$18